Exhibit 15.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-141639, No. 333-184955 and 333-206338) of Cellcom Israel Ltd. of our report dated March 14, 2017 relating to the consolidated financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 20-F.

Tel-Aviv, Israel March 20, 2017	/s/ Kesselman & Kesselman Keselman & Kesselman Certified Public Accountants (lsr.) A member firm of PricewaterhouseCoopers International Limited